EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                            INTERMISSION FOODS, INC.




     The, undersigned do hereby execute and make these Articles of Incorporation under and by virtue of the general corporation laws of the State of Nevada, Chapter 78, Nevada Revised Statutes, and all acts in addition hereto or in amendment thereof. IT IS HEREBY CERTIFIED AS FOI1LOWS;

                                       I.

                                      NAME
                                      ----

     The name of the corporation is:

                            INTERMISSION FOODS, INC.

                                       II.

                                     OFFICE
                                     ------

     The principal office of the corporation in the State of Nevada is to be located at 300 South Fourth Street, Valley Bank Plaza, #1210, in the City of Las Vegas, County of Clark. The corporation may also maintain an office or offices at such other places within or outside of the state of Nevada as it may from tine to time determine. Corporate business of every kind and nature may be conducted, and meetings of Directors and Stockholders held, outside the State of Nevada, the same as in the State of Nevada.

                                      III.

                                     PURPOSE
                                     -------

     The corporation may engage in any lawful business or activity.

                                       IV.

                                  CAPITAL STOCK
                                  -------------

     The corporation shall elect to be treated as a small business corporation pursuant to subchapter S of the Internal Revenue Code and therefore is authorized to issue only one class of stock, and all issued stock shall be held of record by not more than 25 persons. Stock shall be issued and transferable only to natural persons who are not nonresident aliens. The total number of shares that the corporation may issue is 10,000, each share having a par value of one cent ($01).

                                       V.

                                    DIRECTORS
                                    ---------

     The members of the governing Board of the corporation shall be styled Directors. The initial number of stockholders will be TWO, and the number of Directors shall be TWO, except that in the event all of the shares of the corporation are owned beneficially and of record by more than TWO stockholders, the number of Directors may be greater than TWO, but not less than the number of stockholders. The number of Directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the corporation. Directors need not be shareholders, but shall be of full age and at

1east one shall be a citizen of the United States. The names and post office address of the first Board of Directors, which shall consist of TWO persons, and who shall hold office until their successor or successors are duly elected and qualified, are as follows:

        NAME                                        POST OFFICE ADDRESS
        ----                                        ---- ------ -------
         JOHN THOMAS (JACK) CORY                    3395 Pinks Place
         JUDY CORY                                  Las Vegas, Nevada
                                                    89102

                                       VI.

                                 NON-ASSESSABLE
                                 --------------

     The capital stock of the corporation, after the amount of the subscription price, or par value, has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shell ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                      VII.

                                  INCORPORATORS
                                  -------------

     The name and post office address of each of the Incorporators, which are THREE in number, signing these Articles of Incorporation, is as follows:

          NAME                                    POST OFFICE ADDRESS
          ----                                    ---- ------ -------
          JOHN THOMAS (JACK) COPY                  3395 Pinks Place
                                                   Las Vegas, Nevada
                                                   89102
          JUDY CORY                                3395 Pinks Place
                                                   Las Vegas, Nevada
                                                   89102
          MARK BRANDENBURG                         300 South Fourth St.,
                                                   Las Vegas, Nevada
                                                   89101

                                      VIII.

                                      TERM
                                      ----

     The corporation shall have perpetual existence. EXECUTED this 11th day of September, 1985.


                                        /s/  John Thomas (Jack) Cory
                                        ----------------------------------------
                                        JOHN THOMAS (JACK) CORY


                                        /s/  Judy A. Cory
                                        ----------------------------------------
                                        JUDY CORY


                                        /s/  Mark Brandenburg
                                        ----------------------------------------
                                        MARK BRANDENBURG




STATE OF NEVADA )
                ) ss.
COUNTY OF CLARK )

     On this _____ day of September, 1985, before me, the undersigned, a Notary Public in and for aid County and State, personally appeared the within named JOHN THOMAS (JACK) CORY, and JUDY CORY and MARK BRANDENBURG, known to me to be the persons described in and who executed the foregoing instrument, and duly acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal,


                                        /s/  Philip R. Byrnes
                                        ----------------------------------------
                                        Notary Public

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            INTERMISSION FOODS, INC.



     The undersigned do hereby declare and certify that they are the original incorporators of Intermission Foods, Inc., a corporation organized and existing under the laws of the State of Nevada; that the original Articles of Incorporation of such corporation were filed with the Secretary of State of Nevada on September 18, 1985, and with the County Clerk of Clark County on November 4, 1985; and that as of the date of this Certificate, no part of the capital of this corporation has been paid.

     The undersigned do hereby further declare and certify that at a meeting of the incorporators of such corporation duly called and held on November 5, 1985, the following resolution was adopted:

     RESOLVED, that Article I of the Articles of Incorporation of Intermission Foods, Inc. be amended to read in its entirety as follows:

     The name of the corporation is:
     FUN CITY POPCORN, INC.

     The undersigned do hereby further declare and certify that they have made and filed this Certificate pursuant to the foregoing resolution.

     DATED this 5 day of November, 1985.


                                        /s/  Jack Cory
                                        ----------------------------------------
                                        JOHN THOMAS (JACK) CORY

                                        /s/  Judy A. Cory
                                        ----------------------------------------
                                        JUDY CORY

                                        /s/  Mark Brandenburg
                                        ----------------------------------------
                                        MARK BRANDENBURG





STATE OF NEVADA )
                ) ss
COUNTY OF CLARK )


     On this 5th day of November, 1985, personally appeared before me, a notary public in and for said County and State, John Thomas (Jack) Cory and Judy Cory and Mark Brandenburg, known to me to be the incorporators of Intermission Foods, Inc., who acknowledged to me that they executed the above instrument, and that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.


                                        /s/  Gail A. Smith
                                        ----------------------------------------
                                        Notary Public in and for said
                                        County and State


                        [Seal Omitted]             GAIL A. SMITH
                                           Notary Public - State of Nevada
                                                   CLARK COUNTY
                                           My Appointment Expires Nov. 19, 1988